                                     [LOGO]

                            DOLLAR TREE STORES, INC.
                                500 VOLVO PARKWAY
                           CHESAPEAKE, VIRGINIA 23320

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  TO BE HELD ON
                             THURSDAY, MAY 30, 2002

To Our Shareholders:

      We will hold the annual meeting of the shareholders of Dollar Tree Stores, Inc. at the Portsmouth Renaissance Hotel, Portsmouth, Virginia, on Thursday, May 30, 2002 at 10:00 a.m. local time. Shareholders will consider and vote on the following proposals:

      o     elect two directors; and

      o act upon any other business that may properly come before the meeting.

      Shareholders of record at the close of business on March 29, 2002 will receive notice of and be allowed to vote at the meeting.

      YOUR VOTE IS IMPORTANT TO US. We encourage you to read this Proxy Statement then sign, date and return your proxy card in the enclosed envelope at your earliest convenience. Sending in your proxy card will not prevent you from voting your stock at the meeting if you desire to do so.

                                    BY ORDER OF THE BOARD OF DIRECTORS


                                    /s/ Frederick C. Coble

                                    Frederick C. Coble
                                    Chief Financial Officer
                                    and Secretary


Chesapeake, Virginia
April 22, 2001

                            DOLLAR TREE STORES, INC.
                                500 VOLVO PARKWAY
                           CHESAPEAKE, VIRGINIA 23320

                                 PROXY STATEMENT

      We sent you this proxy statement and the enclosed proxy card because Dollar Tree's Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. We will bear all costs for this solicitation. On or about April 22, 2001, we began mailing these proxy materials to all stockholders of record at the close of business on March 29, 2002.

                                VOTING PROCEDURES

      Shareholders of record have one vote per share of stock held. On March 29, 2002, there were 112,707,917 shares of common stock outstanding.

      If you vote by proxy, that is, by signing, dating and returning the enclosed proxy card, the individuals named on the card (your "proxies") will vote your shares in the manner you indicate. If you do not indicate instructions on the card, then your shares will be voted FOR the election of two nominees for director in Class I. If any other matter is presented, then your proxy will vote in accordance with your proxies' best judgment. At this time, the Board of Directors is unaware of any other business to be brought before the meeting. If you send more than one proxy card, then your shares will be voted in accordance with the proxy card bearing the latest date.

      As shown in the Notice of Annual Meeting, the 2002 Annual Meeting of Shareholders of Dollar Tree Stores, Inc. will be held on Thursday, May 30, 2002, at the Portsmouth Renaissance Hotel in Portsmouth, Virginia, at 10:00 a.m. local time. A quorum of shareholders is necessary to hold a valid meeting. If holders of a majority of the outstanding shares of common stock are present in person or by proxy, a quorum will exist. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others because he does not have the authority to do so.

      If you send in your proxy card, you may revoke your proxy by providing a written notice of revocation to the Secretary of Dollar Tree Stores, Inc. prior to the Annual Meeting or by attending the annual meeting to cast your vote in person.

                              ELECTION OF DIRECTORS

DIRECTORS AND NOMINEES

      Our Board of Directors is divided into three staggered classes for purposes of election. One class is elected at each annual meeting of shareholders to serve for a three-year term.

      At the 2002 Annual Meeting of Shareholders, the terms of two Class I directors are expiring. Class I directors elected at this annual meeting will hold office for a three-year term expiring in 2005. The other directors will continue in office following this annual meeting and their terms will expire in 2003 (Class II) and 2004 (Class III). Officers are appointed by the Board of Directors.

      The nominees have indicated their willingness to serve as directors. If a nominee becomes unable to stand for reelection, the persons named in the proxy will vote for any substitute nominee proposed by the Board of Directors.

VOTE REQUIRED

      A director is elected at the meeting, so long as a quorum is present, if the votes cast favoring the election of that director exceed those cast in opposition. Abstentions and broker non-votes are not "cast" for this purpose.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE NOMINEES FOR DIRECTOR.

        INFORMATION CONCERNING NOMINEES, DIRECTORS AND EXECUTIVE OFFICERS

                                    NOMINEES

MACON F. BROCK, JR.

Class of Director:                  I

Director Since:                     1986

Principal Occupation:               Chairman and Chief Executive Officer, Dollar
                                    Tree Stores, Inc.

Recent Business Experience:         Mr. Brock, age 60, has been Chairman of the
                                    Board since September 2001 and Chief
                                    Executive Officer since 1993. From 1986, when he founded Dollar Tree with Mr. Perry and Mr. Compton, until 2001, he was a Director and President. He directs the overall operations of Dollar Tree. Until
                                    1991, he was employed in a similar role with K&K Toys.

Other Directorships:                None
--------------------------------------------------------------------------------
RICHARD G. LESSER

Class of Director:                  I

Principal Occupation:               Senior Corporate Adviser
                                    The TJX Companies, Inc.

Recent Business Experience:         Mr. Lesser, age 67, has been Senior
                                    Corporate Adviser since February 2002. He was Executive Vice President of the TJX
                                    Companies, Inc. from 1991 to 2001 and
                                    President of its Marmaxx Division (TJ
                                    Maxx and Marshalls) from 1995 to 2000.
                                    From 1981 to 1991, he held various
                                    executive positions within The TJX
                                    Companies, Inc.

Other Directorships:                The TJX Companies, Inc.; Reebok
                                    International Ltd.; A.C. Moore Arts &
                                    Crafts, Inc.
--------------------------------------------------------------------------------
                              CONTINUING DIRECTORS

J. DOUGLAS PERRY

Class of Director:                  II

Director Since:                     1986

Principal Occupation:               Chairman Emeritus of the Board of Directors,
                                    Dollar Tree Stores, Inc.

Recent Business Experience:         Mr. Perry, age 54, became Chairman Emeritus
                                    of the Board in September 2001. He had been Chairman of the Board since 1986 when he founded Dollar Tree with Mr. Brock and Mr.
                                    Compton. He retired as an employee and
                                    officer of the company as of March 1, 1999.
                                    However, he still continues his duties as Chairman Emeritus of the Board. He also serves on the Board of Old Dominion Trust
                                    Company. Until 1991, he was an executive officer of K&K Toys, which he, along with Mr. Brock, Mr. Compton and Mr. Perry's father, built from the company's original single store to 136 stores.

Other Directorships:                None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
H. RAY COMPTON

Class of Director:                  III

Director Since:                     1986

Principal Occupation:               Executive Vice President, Dollar Tree
                                    Stores, Inc.

Recent Business Experience:         Mr. Compton, age 59, has been Executive Vice
                                    President since 1986 when he founded Dollar
                                    Tree with Mr. Perry and Mr. Brock. Mr.
                                    Compton has reduced his day-to-day
                                    responsibilities with the company, but still remains active in special projects. From
                                    1986 until 1998, he also served as Dollar
                                    Tree's Chief Financial Officer. From 1979 until 1991, he was employed in a similar role with K&K Toys. Prior to 1979, he was associated for 15 years with a manufacturing company in various accounting and management positions.

Other Directorships:                Hibbett Sporting Goods, Inc.
--------------------------------------------------------------------------------
THOMAS A. SAUNDERS, III

Class of Director:                  II

Director Since:                     1993

Principal Occupation:               Member, Saunders Karp & Megrue Partners,
                                    L.L.C.

Recent Business Experience:         Mr. Saunders, age 65, has been a member of
                                    Saunders Karp & Megrue Partners, L.L.C., which serves as the general partner of the general partner of The SK Equity Fund, L.P., since 1990. Before founding Saunders Karp &
                                    Megrue, he served as a Managing Director of Morgan Stanley & Co. from 1974 to 1989. Mr.
                                    Saunders is a member of the Board of
                                    Visitors of the University of Virginia. He is a former Chairman of the University of Virginia's Darden Graduate School of
                                    Business Administration. Mr. Saunders is
                                    Chairman of the Thomas Jefferson Foundation
                                    (Monticello).

Other Directorships:                Hibbett Sporting Goods, Inc.
--------------------------------------------------------------------------------
JOHN F. MEGRUE

Class of Director:                  III

Director Since:                     1993

Principal Occupation:               Member, Saunders Karp & Megrue Partners,
                                    L.L.C.

Recent Business Experience:         Mr. Megrue, age 43, has been Vice Chairman
                                    of the Board of Dollar Tree since 1993. He also serves as Chairman of the Board for Hibbett Sporting Goods, Inc. Mr. Megrue has been a member of Saunders Karp & Megrue
                                    Partners, L.L.C., which serves as the
                                    general partner of the general partner of The SK Equity Fund, L.P., since 1992. From
                                    1989 to 1992, he served as a Vice President and Principal at Patricof & Co.

Other Directorships:                Hibbett Sporting Goods, Inc.; Children's
                                    Place Retail Stores, Inc.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
FRANK DOCZI

Class of Director:                  II

Director Since:                     1995

Principal Occupation:               President, Dive Quarters, Inc.; private
                                    investor; corporate director

Recent Business Experience:         Mr. Doczi, age 64, has been President of
                                    Dive Quarters, Inc. since 1997. He served as the President and Chief Executive Officer of
                                    Home Quarters Warehouse, Inc. (HQ), a
                                    subsidiary of Hechinger Company, from 1988 until 1995. Mr. Doczi had been with HQ since it began in 1984. He also served as a member of the Management Committee for the Hechinger Company. Prior to 1984, Mr. Doczi spent seven years with Moore's, a chain of home centers operated by Evans Products
                                    Company, where he was the Senior Vice
                                    President, General Merchandise Manager.

Other Directorships:                None
--------------------------------------------------------------------------------
ALAN L. WURTZEL

Class of Director:                  III

Director Since:                     1995

Principal Occupation:               Private investor; corporate director

Recent Business Experience:         Mr. Wurtzel, age 68, is Chairman Emeritus of
                                    Circuit City Stores, Inc., a large consumer electronics retailing chain. From 1986 to 1994, he served as Chairman of the Board of Circuit City. Prior to 1986, he served in several other capacities with Circuit City, including Chief Executive Officer from 1973 to 1986. From 1986 to 1988, he served as President of Operation Independence, a non-profit organization. Mr. Wurtzel was a director of Office Depot, Inc. from 1989 to 1996.

Other Directorships:                None
--------------------------------------------------------------------------------
                               EXECUTIVE OFFICERS
                         (Other than those listed above)

FREDERICK C. COBLE

Principal Occupation:               Chief Financial Officer and Secretary,
                                    Dollar Tree Stores, Inc.

Recent Business Experience:         Mr. Coble, age 41, has been Chief Financial
                                    Officer since 1998. Prior to that, he served
                                    as Senior Vice President, Finance from 1997
                                    and as Vice President, Controller from 1991.
                                    Before joining Dollar Tree in 1989, Mr.
                                    Coble served as Internal Audit Manager with
                                    Royster Company, a manufacturing company,
                                    and as Audit Manager for KPMG LLP.
--------------------------------------------------------------------------------
BOB SASSER

Principal Occupation:               President and Chief Operating Officer,
                                    Dollar Tree Stores, Inc.

Recent Business Experience:         Mr. Sasser, age 50, has been President since
                                    September 2001 and Chief Operating Officer
                                    since 1999. Before joining Dollar Tree, he
                                    served as Senior Vice President, Merchandise
                                    and Marketing of Roses Stores, Inc. from
                                    1997. From 1994 to 1996, he was Vice
                                    President, General Merchandise Manager for
                                    Michaels Stores, Inc. Prior to 1994, he held
                                    several positions at Roses Stores, Inc.,
                                    ranging from Store Manager to Vice
                                    President, General Merchandise Manager.
--------------------------------------------------------------------------------

   Mr. Brock is married to Mr. Perry's sister. There are no additional family relationships among the Directors and Executive Officers.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors, officers and persons who own more than 10% of our stock to file reports of ownership and changes in ownership of our stock with the Securities and Exchange Commission and Nasdaq, and to provide us with copies of these reports.

      SEC regulations require us to identify anyone who filed a required report late during the most recent fiscal year. Based solely on our review of the reports and written representations furnished to us, we believe that all of these reporting persons complied with their filing requirements for 2001. Certain filings made in a timely manner were however, amended after the filing date to correct minor errors.

                            OWNERSHIP OF COMMON STOCK

      The table below shows the number of shares of our common stock beneficially owned on March 29, 2002 by :

      o     each of the Directors and nominees for director;
      o     each of the Executive Officers;
      o     all Directors and Executive Officers as a group; and
      o each other person who has reported beneficial ownership of more than five percent of the outstanding common stock.

The address of each Director and Executive Officer of Dollar Tree is c/o Dollar Tree Stores, Inc., 500 Volvo Parkway, Chesapeake, Virginia 23320.


                                             Beneficial Ownership (1)
                                             ------------------------
Directors and Executive Officers         Shares                Percent
--------------------------------         ------                -------

J. Douglas Perry................       2,691,160  (2)            2.4%
Macon F. Brock, Jr..............       4,078,496  (3)            3.6%
H. Ray Compton..................         253,259  (4)             *
John F. Megrue..................         109,325  (5)             *
Thomas A. Saunders, III.........       1,065,281  (6)             *
Alan L. Wurtzel.................         103,969  (7)             *
Frank Doczi.....................          99,750  (8)             *
Richard G. Lesser...............          56,719  (9)             *
Frederick C. Coble..............         226,294  (10)            *
Bob Sasser......................         180,000  (11)            *
All current Directors and Named
   Officers (10 persons)........       8,874,250                 7.8%

Other 5% Shareholders
---------------------

Putnam Investments, Inc.........      10,607,202   (12)           9.4%
   One Post Office Square
   Boston, MA 02109

------------
* less than 1%

(1) As used in this table, "beneficial ownership" means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security. A person is deemed as of any date to have "beneficial ownership" of any security that such person has a right to acquire within 60 days after such date. Any security that any person named above has the right to acquire within 60 days is deemed to be outstanding for purposes of calculating the ownership percentage of such person, but is not deemed to be outstanding for purposes of calculating the ownership percentage of any other person.
(2) Includes 1,211,246 shares owned by trusts for the benefit of certain Perry family members, of which Mr. Perry is a trustee, 90,900 shares owned by a private foundation over which Mr. Perry and his wife, Patricia W. Perry, exercise shared control, and 38,250 shares issuable upon exercise of certain stock options granted pursuant to The Dollar Tree Stores, Inc. Stock Incentive Plan, but excludes 150,000 shares owned by a trust of which Mrs. Perry is a trustee.
(3) Includes 1,378,082 shares owned by trusts for the benefit of certain Brock family members, of which Mr. Brock is a trustee, 109,064 shares owned by a private foundation over which Mr. Brock and his wife, Joan P. Brock, exercise shared control, and 180,000 shares issuable upon exercise of certain stock options granted pursuant to The Dollar Tree Stores, Inc. Stock Incentive Plan, but excludes 938,521 shares owned by Mr. Brock's wife, Joan P. Brock.
(4) Includes 193,259 shares owned by a trust for the benefit of certain Compton family members, over which Mr. Compton may indirectly exercise investment or voting power.


                                       5

(5) Includes 19,325 shares owned by trusts for the benefit of certain Megrue family members, over which Mr. Megrue may indirectly exercise investment or voting power.
(6) Includes 21,252 shares owned by an irrevocable trust for the benefit of certain Saunders family members, of which Mr. Saunders is a trustee.
(7) Includes 24,469 shares held in a revocable trust of which Mr. Wurtzel is a trustee and 79,500 shares issuable upon exercise of certain stock options granted pursuant to The Dollar Tree Stores, Inc. Stock Incentive Plan.
(8) Represents 99,750 shares issuable upon exercise of certain stock options granted pursuant to The Dollar Tree Stores, Inc. Stock Incentive Plan.
(9) Represents 56,719 shares issuable upon exercise of certain stock options granted pursuant to The Dollar Tree Stores, Inc. Stock Incentive Plan.
(10) Includes 165,000 shares issuable upon exercise of certain stock options granted pursuant to The Dollar Tree Stores, Inc. Stock Incentive Plan.
(11) Represents 180,000 shares issuable upon exercise of certain stock options granted pursuant to The Dollar Tree Stores, Inc. Stock Incentive Plan.
(12) Includes shares held or controlled by Putnam Investments, Inc. and its affiliates including Marsh & McLennan Companies, Inc., Putnam Investments parent holding company, and Putnam Investment Management, Inc. and The Putnam Advisory Company, Inc., investment advisors and subsidiaries of Putnam Investments, Inc. Based on Schedule 13G/A filed by Putnam Investments for the period ended December 2001.

                    INFORMATION ABOUT THE BOARD OF DIRECTORS

DIRECTOR COMPENSATION

      Each Director who is not a founder or an employee of the company or an affiliate of The SK Equity Fund, L.P., is paid a fee of $15,000 per year and $1,000 plus expenses for each meeting of the Board of Directors or of any committee thereof the Director attends. Such Directors also receive options for shares of common stock under the company's Stock Incentive Plan. Mr. Perry receives $1,000 per meeting as Chairman Emeritus of the Board. He receives no annual fee. In 2001, he also received options for shares of common stock under the company's Stock Incentive Plan comparable to those granted to the outside Directors, as disclosed above.

      On October 1, 1999, the company entered into a consulting agreement with Mr. Perry, which provides for annual compensation of $30,000 over the term of the agreement. At the request of Mr. Perry on each anniversary date, the company will review his annual compensation, and in its discretion, shall determine whether or not to increase such compensation. The agreement automatically renews each year and is cancelable at the option of Mr. Perry. The annual compensation of $30,000 was reviewed by the company in 2001 and was not adjusted.

MEETINGS OF THE BOARD OF DIRECTORS

      The Board of Directors has scheduled four regular meetings in 2002 and will hold special meetings when company business requires. During 2001, the Board held four regular meetings and one special meeting. Each member of the Board attended at least 75% of all Board meetings and meetings of Committees of which each was a member.

COMMITTEES OF THE BOARD OF DIRECTORS

      The Board of Directors currently appoints an Audit Committee, a Compensation Committee and a Nominating Committee. The memberships and functions of these committees are set forth below. The Board has no standing Executive Committee.

      AUDIT COMMITTEE

      The Audit Committee has four members: Thomas Saunders (Chairman), Alan Wurtzel, Frank Doczi and Richard Lesser. This membership satisfies the rule of the National Association of Securities Dealers, Inc. (NASD) that governs audit committee composition, Rule 4350(d)(2)(A), including the requirement that audit committee members all be "independent directors" as that term is defined by NASD Rule 4200(a)(14). The functions of this committee include:

      o reviewing the company's financial reporting process and internal control system;
      o reviewing the quarterly and annual financial statements of the company;
      o reviewing the audit efforts of the company's independent accountants and internal finance department;
      o     reviewing all related party transactions; and
      o recommending the selection of the independent public accountants to the Board of Directors.

The Audit Committee met formally two times in 2001. In addition, members of the Audit Committee conducted telephonic reviews of financial results on a quarterly basis.

      REPORT OF THE AUDIT COMMITTEE

      The Audit Committee's main purpose (in accordance with its written charter adopted by the Board of Directors) is to assist the Board of Directors in fulfilling its oversight responsibilities regarding the quality and integrity of the accounting, auditing and financial reporting practices of the company.

      In connection with these responsibilities, the Audit Committee:

      o met with management and KPMG LLP, the company's independent public accountants, to review and discuss the audited financial statements of the company for the year ended December 31, 2001;
      o discussed with KPMG LLP the matters required by Codification of Statements on Auditing Standards No. 61 (Communication with Audit Committees);
      o discussed with KPMG LLP the quality, not just the acceptability, of the company's accounting principles;
      o received from KPMG LLP written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees); and
      o discussed with KPMG LLP any relationships that may impact their objectivity and independence.

      Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2001 be included in the company's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission.

                        SUBMITTED BY THE AUDIT COMMITTEE

 Thomas A. Saunders III    Alan L. Wurtzel      Frank Doczi   Richard G. Lesser

      THE INFORMATION CONTAINED IN THE ABOVE AUDIT COMMITTEE REPORT SHALL NOT BE DEEMED TO BE `SOLICITING MATERIAL' OR TO BE `FILED' WITH THE SECURITIES AND EXCHANGE COMMISSION, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT DOLLAR TREE SPECIFICALLY INCORPORATES IT BY REFERENCE IN SUCH FILING.

      COMPENSATION COMMITTEE

      The Compensation Committee has four members: John Megrue (Chairman), Alan Wurtzel, Frank Doczi and Richard Lesser. The functions of this committee include:

      o meeting as necessary to oversee the company's compensation and benefit practices;
      o recommending to the full Board the compensation arrangements for the company's senior officers;
      o administering the company's executive compensation plans and Employee Stock Purchase Plan; and
      o administering and considering awards under the company's Stock Incentive Plan.

The Compensation Committee met two times in 2001.

      COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      No executive officer of the company currently serves or has served on the Compensation Committee. Mr. Megrue is an affiliate of Saunders Karp & Megrue, L.P., which has entered into an advisory agreement with the company, as disclosed below.

      REPORT OF THE COMPENSATION COMMITTEE

      COMPENSATION POLICY

      Our policy is to offer a competitive total compensation package to attract and retain key personnel. We encourage broad-based employee ownership of Dollar Tree stock through the Employee Stock Purchase Plan. We also grant stock options to employees at many levels within the company, aligning the financial interests of our employees with those of our stockholders.

      The compensation of our executive officers typically consists of:

      o     a competitive base salary;
      o annual incentive compensation in the form of a cash bonus based on the achievement of individual goals and the company goal expressed as an earnings per share target;
      o     long-term incentive compensation in the form of stock options; and
      o employee benefits, including company-paid life insurance and participation in the 401(k)/Profit Sharing plan and Non-Qualified Deferred Compensation plan.

      The Compensation Committee annually reviews and approves individual executive officers' base salaries. In determining salary levels, the Committee takes into account the company's operating performance, the skills, experience and responsibilities of the executives, as well as the salary practices of comparable retail companies.

      The Compensation Committee also reviews and approves the annual incentive compensation of the company's executive officers. These incentive bonuses are tied to the attainment of both the company's earnings per share target and clearly defined individual goals. The bonuses are expressed as a percentage of base salary. The Committee believes they are competitive when compared to the retail industry.

      Officers are granted stock options, typically on an annual basis, which the Compensation Committee approves. The exercise price is the fair market value per share of Common Stock on the grant date. The fair market value is the last per share sale price of the Common Stock reported on The Nasdaq National Market System on the grant date. Options granted to executive officers vest over five years and may not be exercised during the first year of the grant. When determining the number of options to grant, the Compensation Committee takes into account the base salary, level of responsibility and individual performance of the executive, and stock compensation practices of comparable retail companies.

      COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

      The Compensation Committee reviews and approves the compensation of Macon
F. Brock, Jr., Dollar Tree's Chief Executive Officer. For the year ended December 31, 2001, Mr. Brock received a base salary of $650,000, an increase of 15.6% from the prior year. At the beginning of each year, the Compensation Committee establishes certain operational and managerial goals for Mr. Brock. In recognition of his achievement of these goals and the company's performance in 2001, Mr. Brock received a bonus of $188,000 under the Annual Management Incentive Compensation Program. In 2002, the Committee granted him the option to purchase 60,000 shares of common stock under the Stock Incentive Plan.

      DEDUCTIBILITY OF COMPENSATION

      Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of non-performance-based compensation in excess of $1 million paid to executive officers. The Committee believes that we will be able to continue to manage our executive compensation program to preserve federal income tax deductions.

                     SUBMITTED BY THE COMPENSATION COMMITTEE


       John F. Megrue    Alan L. Wurtzel    Frank Doczi    Richard G. Lesser

      NOMINATING COMMITTEE

      The Nominating Committee has three members: Thomas Saunders (Chairman), Macon Brock and Alan Wurtzel. The main purpose of this committee is to advise the Board of Directors on the composition, organization and effectiveness of the Board and its committees. The function of this committee is to make recommendations to the Board of Directors regarding:

      o the number of standing committees and the duties and responsibilities of those committees;
      o the size and composition of the Board of Directors and its standing committees;
      o     procedures for the nomination process;
      o     candidates for election or re-election to the Board of Directors;
      o     members of the Board's standing committees; and
      o     Chairmen for each of the Board's standing committees.

As the Board of Directors did not create the Nominating Committee until the last quarter of 2001, that committee did not meet in 2001.

                       COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION OF EXECUTIVE OFFICERS

      The following table sets forth the compensation earned by our executive officers for the years ended December 31, 2001, 2000 and 1999:

SUMMARY COMPENSATION TABLE

                                                                                  Long-Term
                                                                                Compensation
                                           Annual Compensation                     Awards
                                 -------------------------------------------    -------------
                                                                                 Securities
Name and                                                              Other      Underlying         All Other
Principal Position                Year      Salary         Bonus   Annual (1)    Options (2)    Compensation (3)
------------------                ----      ------         -----   ----------    -----------    ----------------

Macon F. Brock, Jr.               2001   $ 650,000     $ 188,000       ---          60,000           $ 35,050
Chairman and                      2000     562,500       255,000       ---          60,000             34,718
Chief Executive Officer           1999     518,750       302,439       ---            ---              35,177

H. Ray Compton                    2001   $ 125,000     $     ---       ---            ---            $ 22,897
Executive Vice President          2000     125,000        50,000       ---            ---              22,566
                                  1999     135,416        50,000       ---            ---              23,025

Frederick C. Coble                2001   $ 217,500     $  45,901       ---          25,000           $ 17,824
Chief Financial Officer           2000     191,250        59,135       ---          30,000             17,493
                                  1999     175,000        71,358       ---          26,250             17,952

Bob Sasser (4)                    2001   $ 379,167     $  87,595       ---          40,000           $ 17,824
President and                     2000     306,250       101,801       ---          45,000             17,493
Chief Operating Officer           1999     180,929       125,815       ---          75,000               ---
---------------

(1) The value of perquisites or other personal benefits have been excluded because they do not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for any Named Executive Officer.
(2)   Stock options were granted pursuant to the company's Stock Incentive Plan.
(3) For 2001, this column includes $17,824 each for Messrs. Brock, Compton, Coble and Sasser, respectively, for the company's discretionary and matching contributions allocated to the owners' 401(k) and Profit Sharing Plan accounts. Also included are $17,226 and $5,073 for Messrs. Brock and Compton, respectively, for life insurance premiums on policies of which the officer is the owner.
(4)   Mr. Sasser was hired as Chief Operating Officer in April 1999.

OPTIONS GRANTED IN 2001

      Of the Named Executive Officers, only Messrs. Brock, Coble and Sasser received options under the company's stock compensation plans. The following table provides information as to options granted to Messrs. Brock, Coble and Sasser during 2001:


                                     Individual Grants                           Grant Date Value
                        ---------------------------------------------      --------------------------
                          Number of        Percent of
                         Securities       Total Options
                         Underlying         Granted to        Per Share                     Grant Date
                           Options         Employees in       Exercise       Expiration      Present
Name                     Granted (1)        Fiscal Year        Price           Date         Value (2)
----                     -----------        -----------        -----           ----         ---------
Macon F. Brock, Jr.        60,000             3.9%            $ 17.00       03/20/2011      $ 634,824

Frederick C. Coble         25,000             1.6%            $ 17.00       03/20/2011      $ 264,510

Bob Sasser                 40,000             2.6%            $ 17.00       03/20/2011      $ 423,216

---------------
(1) Options to acquire shares of Dollar Tree common stock are granted under the company's Stock Incentive Plan. The exercise price equals the closing price of Dollar Tree stock on the day preceding the date of grant, which reflects fair market value at the date of grant. Options granted in 1999 are exercisable in three approximately equal annual installments beginning one year after grant. Options granted in 2000 and later are exercisable in five approximately equal annual installments beginning one year after grant. They expire ten years after grant.
(2) The fair value of these options at the date of grant was estimated using a Black-Scholes option-pricing model. The following weighted-average assumptions were used to estimate the value of options: a 6 year expected life of the options; expected volatility for Dollar Tree common stock of 63.0%; and a risk-free rate of return of 4.9%. The company does not pay dividends.

OPTION EXERCISES IN 2001 AND YEAR END OPTION VALUES

      The following table provides information regarding options exercised by Messrs. Brock, Coble and Sasser during the calendar year ended December 31, 2001, and the number and value of options held by Messrs. Brock, Coble and Sasser at the end of the year:

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR END OPTION VALUES

                                                       Number of Securities             Value of Unexercised
                          Shares                      Underlying Unexercised                In-the-Money
                         Acquired                       Options At Year End             Options At Year End (2)
                            on         Value       ----------------------------     -----------------------------
Name                     Exercise   Realized (1)     Exercisable   Unexercisable     Exercisable    Unexercisable
----                     --------   ------------     -----------   -------------     -----------    -------------
Macon F. Brock, Jr.         ---          ---           12,000        108,000         $   92,420     $1,204,282

Frederick C. Coble          ---          ---           82,600         57,400         $1,041,443     $  628,435

Bob Sasser                  ---          ---           31,600        108,400         $  327,181     $1,203,345

---------------
(1) The value realized equals the difference between the option exercise price and the closing price of Dollar Tree common stock on the day prior to exercise, multiplied by the number of shares to which the exercise relates.
(2) The value of unexercised "in-the-money" options equals the difference between the option exercise price and the closing price of Dollar Tree common stock at December 31, 2001, multiplied by the number of shares underlying the options. The closing price of Dollar Tree common stock on December 31, 2001, as reported by Nasdaq, was $30.91.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

LEASES

      As described below, we lease our former corporate headquarters and distribution center facility and three stores from various lessors who are affiliated with officers or directors of our company, including leases with a partnership controlled by the father of Mr. Perry and Mrs. Brock and a partnership controlled by Mr. Perry and Mr. Brock. In addition, we lease our Philadelphia, Pennsylvania office and warehouse and ten stores from lessors affiliated with the former owners of Dollar Express, Inc.

      LEASE ON FORMER HEADQUARTERS AND DISTRIBUTION CENTER: Located in Norfolk, Virginia, this facility is leased from DMK Associates, a partnership controlled by Mr. Perry and Mr. Brock; the lease expires in December 2009. Rental payments under the lease are adjusted every other lease year to reflect certain changes in a consumer price index. The lease currently provides for an aggregate minimum annual rental of $656,250. We replaced our Norfolk location with an expanded facility in Chesapeake, Virginia, in early 1998. In March 1998, we subleased the Norfolk facility through March 2008 for an amount that exceeds our annual obligation under the prime lease.

      LEASE ON FORMER PHILADELPHIA, PENNSYLVANIA OFFICE AND WAREHOUSE: This facility is leased from lessors affiliated with the former owners of Dollar Express, Inc. The lease expires in December 2002 and calls for annual lease payments of $403,750. This facility was replaced by our new Briar Creek distribution center in August 2001.

      STORE AND OTHER LEASES: We currently lease three stores from lessors who are affiliated with officers or directors of our company. We lease a store from Suburban Management Company, controlled by the father of Mr. Perry and Mrs. Brock. In addition, we rent two stores from DMK Associates. Rental payments on the three stores totaled approximately $151,000 in 2001. The lease with Suburban Management expires in August 2005, with two five-year renewal options. The store leases with DMK Associates expire in November 2003, with two four-year renewal options, and January 2003, respectively.

      In 2001, we leased ten stores from lessors affiliated with the former owners of Dollar Express, Inc. Rental payments on the ten stores totaled approximately $291,774 in 2001. Leases for nine of these stores were either renegotiated in early 2001 or are on month-to-month terms. As a result, only one store continues on terms negotiated by the former owners of Dollar Express, Inc.

      While we believe that the terms of these leases are fair to us, their respective terms were not negotiated on an arms-length basis and accordingly the terms of the leases may not be as favorable to us as those that we could have obtained from an independent third party.

ADVISORY AGREEMENTS

      On September 30, 1993, we entered into a financial and management advisory agreement with Saunders Karp & Megrue, L.P., (the Advisor), a limited partnership under the control of SKM Partners, L.P., of which Messrs. Saunders and Megrue are limited partners. In consideration for certain financial advisory services, the Advisor was entitled to receive an initial annual fee of $250,000, reduced to $200,000 in 1995, payable quarterly, and is reimbursed for certain of its out-of-pocket expenses. In addition, we have agreed to indemnify the Advisor for certain losses arising out of the provision of advisory services. The agreement is terminable by a majority of the Board of Directors of our company upon 30 days notice to the Advisor. Payment of the fee was discontinued as of December 2001.

EMPLOYMENT AGREEMENTS

      There are currently no employment or non-competition agreements in force between the company and Messrs. Brock, Compton or Coble. Under a severance arrangement, Mr. Sasser is prohibited from competing with the company following termination, and, if he is terminated without cause before April 2004, we will be obligated to pay him an amount equal to one year's salary.

                        COMPARISON OF SHAREHOLDER RETURNS

      The following graph shows a comparison of the cumulative total shareholder returns on our common stock against a cumulative total return of the S&P Retail Composite and the Nasdaq U.S. Index for the past five years. The comparison assumes $100 was invested in our common stock and in each of the indexes on December 31, 1996.


                           TOTAL SHAREHOLDER RETURNS

                                [GRAPH OMITTED]



Data Points:
                     12/31/96   12/31/97  12/31/98   12/31/99  12/31/00   12/31/01
Dollar Tree             100      162.25    256.99     284.93    216.18     272.74
S&P Retail Composite    100      144.65    233.37     282.77    237.74     259.13
Nasdaq U.S. Index       100      121.64    169.84     315.20    191.36     151.07

                                  OTHER MATTERS

COSTS OF THE PROXY SOLICITATIONS

      The cost of the solicitation of proxies will be borne by us. Proxies may be solicited by officers, directors and regular employees of our company or our affiliates, none of whom will receive any additional compensation for their services. Such solicitations may be made personally, or by mail, facsimile, telephone, telegram or messenger. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material and annual reports to the beneficial owners of stock in accordance with the schedule of charges approved by the National Association of Securities Dealers, Inc.

SHAREHOLDER NOMINATIONS FOR ELECTION OF DIRECTORS

      Our Bylaws provide that any shareholder of record entitled to vote generally in the election of directors may nominate persons for election as directors at a meeting if written notice of such shareholder's intent to make such nomination has been given, either by personal delivery or by United States certified mail, postage prepaid, to the Secretary of our company. We must receive the notice not less than 120 days nor more than 150 days before the first anniversary of the date of our proxy statement in connection with the last annual meeting of stockholders, or if no annual meeting was held in the previous year or the date of the applicable annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, not less than 90 days before the date of the applicable annual meeting.

      Each such shareholder's notice to the Secretary of his or her intent to nominate must set forth:

      o the name and address of record of the shareholder who intends to make the nomination;
      o a representation that the shareholder is a shareholder of record of our company's capital stock and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice;
      o the class and number of shares of our capital stock beneficially owned by the shareholder; and
      o a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder.

      For each person nominated, each such shareholder's notice to the Secretary must also set forth:

      o the name, age, business address and, if known, residence address, of such person,
      o     his or her principal occupation or employment,
      o the class and number of shares of our capital stock beneficially owned by such person,
      o any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended, and
      o the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected.

SHAREHOLDER PROPOSALS

      Shareholder proposals for the Annual Meeting of Shareholders to be held in 2003 will not be included in our Proxy Statement for that meeting unless received by us at our executive office in Chesapeake, Virginia, on or prior to December 31, 2002. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to shareholder proposals.

OUR INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      KPMG LLP has audited our consolidated financial statements since 1986 and will continue in that capacity during 2002. A representative of KPMG LLP will be present at the 2002 Annual Meeting of Shareholders. The representative will have the opportunity to make a statement and will be available to respond to appropriate questions.

INDEPENDENT PUBLIC ACCOUNTANTS' FEES (FOR THE YEAR ENDED DECEMBER 31, 2001)

Audit Fees                           $396,200

Financial Information Systems
Design and Implementation Fees             $0

All Other Fees                       $364,400  (a)(b)

      (a)   Includes fees for tax compliance, planning and consulting.

      (b) The audit committee has considered whether providing these services is compatible with maintaining the independence of our principal accountants and has found nothing that would impair independence.



                                           By order of the Board of Directors,

                                           /s/ Frederick C. Coble

                                           Frederick C. Coble
                                           Chief Financial Officer and Secretary


Chesapeake, Virginia
April 16, 2002

   Our 2001 Annual Report to Shareholders is mailed to our shareholders. It includes audited financial statements for the years ended December 31, 2001, 2000 and 1999 reported on by KPMG LLP, together with the related Management's Discussion and Analysis of Financial Condition and Results of Operations.

   A copy of Dollar Tree Stores, Inc. 2001 Form 10-K will be supplied without charge upon request. Requests for such annual reports, interim reports, or other information should be directed to:

                              Shareholder Services
                            Dollar Tree Stores, Inc.
                                500 Volvo Parkway
                           Chesapeake, Virginia 23320
                                 (757) 321-5000

DOLLAR TREE STORES, INC.                                          2002
                               THIS IS YOUR PROXY
                             YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

To assist us in planning, please indicate in the appropriate block on your proxy whether you plan to attend the Annual Meeting of Shareholders. We look forward to seeing you there.

                            DOLLAR TREE STORES, INC.
                                500 VOLVO PARKWAY
                           CHESAPEAKE, VIRGINIA 23320

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                        FOR ANNUAL MEETING, MAY 30, 2002

The undersigned hereby appoints J. Douglas Perry, Macon F. Brock, Jr. and Frederick C. Coble, jointly and severally, each with full power of substitution, as proxies to represent the undersigned at the Annual Meeting of Shareholders of DOLLAR TREE STORES, INC. to be held at the Portsmouth Renaissance Hotel, Portsmouth, Virginia, on Thursday, May 30, 2002 at 10:00 a.m. local time, and at any adjournment thereof, on any matters coming before the Meeting.

Please specify your choice by marking the appropriate box for each matter on the reverse side. Any boxes not marked will be voted in accordance with the recommendations of the Board of Directors. The Proxies cannot vote your shares unless you sign and return this card.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

This proxy, when properly executed, will be voted in the manner directed herein and authorizes the Proxies to take action in their discretion upon other matters that may properly come before the Meeting. If no direction is made, this proxy will be voted FOR the election of the directors listed in proposal 1.

1. Election of Directors.
   Nominees:  Class I - Macon F. Brock, Jr. and Richard G. Lesser

   [ ] FOR        [ ] WITHHELD       [ ] FOR, except withheld from the following
                                         nominees:


                                         ---------------------------------------




2. If you will be attending the Annual Meeting, please mark [ ] YES


                                          CHANGE OF ADDRESS:

NAME OF SHAREHOLDER                ________________________________
STREET ADDRESS                     ________________________________
CITY, STATE AND ZIP CODE           ________________________________

Signature(s): ____________________________________ Date: _______________________
Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.